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                                                                    EXHIBIT 10.1

                                 H&R BLOCK, INC.

                   1993 LONG-TERM EXECUTIVE COMPENSATION PLAN
                       (As Amended Through August 1, 2001)

         1. PURPOSES. The purposes of this 1993 Long-Term Executive Compensation Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of H&R Block, Inc., and its subsidiary corporations and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability.

         2. DEFINITIONS.

         (a) AWARD means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan.

         (b) COMMON STOCK means the Common Stock, without par value, of the Company.

         (c) COMPANY means H&R Block, Inc., a Missouri corporation, and, unless the context otherwise requires, includes its subsidiary corporations and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

         (d) INCENTIVE STOCK OPTION means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Internal Revenue Code").

         (e) PERFORMANCE PERIOD means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

         (f) PERFORMANCE SHARE means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

         (g) PERFORMANCE UNIT means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

         (h) PLAN means this 1993 Long-Term Executive Compensation Plan, as the same may be amended from time to time.

         (i) RECIPIENT means an employee of the Company who has been granted an

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Award under the Plan.

         (j) RESTRICTED SHARE means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

         (k) STOCK APPRECIATION RIGHT means the right to receive, upon exercise of a Stock Appreciation Right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such Stock Appreciation Right from the initial day of the Performance Period for such Stock Appreciation Right to the date of exercise.

         (l) STOCK OPTION means the right to purchase, upon exercise of a Stock Option granted under this Plan, shares of the Company's Common Stock.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

         The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

         4. ABSOLUTE DISCRETION. The Committee may, in its sole and absolute discretion (subject to the Committee's power to delegate certain authority in accordance with the second paragraph of this Section 4), at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof, as hereafter amended), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in




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Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

         The Committee may at any time and from time to time delegate to the Chief Executive Officer of the Company authority to take any or all of the actions that may be taken by the Committee as specified in this Section 4 or in other sections of the Plan in connection with the determination of Recipients, types, sizes, terms and conditions of Awards under the Plan and the grant of any such Awards, provided that any authority so delegated (a) shall apply only to Awards to employees of the Company that are not officers of Company under Regulation Section 240.16a-1(f) promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, and (b) shall be exercised only in accordance with the Plan and such rules, regulations, guidelines, and limitations as the Committee shall prescribe.

         5. ELIGIBILITY. Awards may be granted to any employee of the Company. No member of the Committee (other than any ex officio member) shall be eligible for grants of Awards under the Plan. An employee may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate fair market value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

         6. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 26,000,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. No more than an aggregate of five percent (5%) of the total number of shares of Common Stock issuable under this Plan may be issued or issuable in connection with Awards that constitute Common Stock, Restricted Shares, Performance Shares and Performance Units. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The total number of shares of Common Stock that may be subject to one or more Awards granted to any one Recipient during a calendar year may not exceed 700,000, subject to adjustment as provided in
Section 16 of the Plan.

         7. AWARDS.

         (a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

         (b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

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         8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

         9. DEFERRED PAYMENTS AND DIVIDEND AND INTEREST EQUIVALENTS.

         (a) The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

         (b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

         10. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than market value (as determined by the Committee) of one share of Common Stock on the date the Stock Option or Incentive Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or
(b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

         11. STOCK APPRECIATION RIGHT VALUE. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

         12. CONTINUATION OF EMPLOYMENT. The Committee shall require that a Recipient be an employee of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

         13. REGISTRATION OF STOCK. Each Award shall be subject to the requirement that


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if at any time the Committee shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

         14. EMPLOYMENT STATUS. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.



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         15. ASSIGNABILITY. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

         16. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan, the maximum number of shares that may be subject to one or more Awards granted to any one Recipient during a calendar year, or the number of shares of Common Stock subject to an outstanding Award.

         17. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

         18. WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares of Common Stock to satisfy all or part of any such tax withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

         19. COSTS AND EXPENSES. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.

         20. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

         21. AWARD CONTRACTS. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

         22. GUIDELINES. The Board of Directors of the Company shall have the power to




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provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

         23. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no such amendment, modification or supplement shall
(i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, (ii) change the termination date of the Plan provided in
Section 24, (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, (iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) materially increase the benefits accruing to participants under the Plan, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof.

         24. TERMINATION. The Committee may grant Awards at any time prior to September 7, 2003, on which date this Plan will terminate except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until September 7, 2003, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

         25. APPROVAL. This Plan shall take effect upon due approval by the shareholders of the Company.





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